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Exhibit 99.5

CONSENT OF WILLIAM DON ELLIS

August 31, 2018

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to my being named in the Registration Statement on Form S-4 of Veritex Holdings, Inc. filed on the date hereof and all amendments thereto (the "Registration Statement"), and any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), as a person anticipated to become a director of Veritex Holdings, Inc. upon completion of the merger described therein, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ WILLIAM DON ELLIS William Don Ellis

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  Exhibit 99.5
CONSENT OF WILLIAM DON ELLIS August 31, 2018